Exhibit 99.1

Media Relations Contact:
Brian Ziel (408.658.1540)
brian.ziel@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES CASH TENDER OFFER FOR OUTSTANDING

7.75% SENIOR NOTES DUE 2018 AND 6.800% SENIOR NOTES DUE 2016

CUPERTINO, CA — May 16, 2013 — Seagate Technology plc (NASDAQ: STX) today announced that its wholly owned subsidiary, Seagate HDD Cayman (“HDD Cayman”), has commenced a cash tender offer to purchase up to $250 million aggregate principal amount (subject to increase, the “Maximum Tender Amount”) of outstanding notes as described below. The tender offer is described in an offer to purchase, dated May 16, 2013 (the “Offer to Purchase”) and related Letter of Transmittal. HDD Cayman reserves the right to increase the Maximum Tender Amount subject to compliance with applicable law. The company expects to use net proceeds from the previously announced offer of up to $1.0 billion aggregate principal amount of senior unsecured notes and cash on hand to purchase the outstanding notes.

Upon the terms and subject to the conditions described in the Offer to Purchase and the Letter of Transmittal, and any amendments or supplements to the foregoing, HDD Cayman is offering to purchase for cash the notes below in the following Acceptance Priority Level:

		Aggregate	Dollars per $1,000 Principal Amount of Securities
Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration	Acceptance Priority Level
7.75% Senior Notes due 2018 (the “7.75 Notes”)	81180WAE1	$672,115,000	$1,107.50	$30.00	$1,137.50	1

6.800% Senior Notes due 2016 (the “6.8% Notes”)	81180RAE2	$600,000,000	$1,132.50	$30.00	$1,162.50	2

The tender offer will expire at 11:59 p.m., New York City time, on June 13, 2013, unless extended or earlier terminated (the “Expiration Date”). The consideration for each $1,000 principal amount of each series of notes validly tendered and accepted for purchase pursuant to the tender offer will be the applicable consideration for such series of notes set forth in the table above (with respect to each series, the “Tender Offer Consideration”). Holders of notes that are validly tendered at or prior to 5:00 p.m., New York City time, on May 30, 2013 (the “Early Tender Date”) and accepted for purchase will receive the Tender Offer Consideration for such series, plus the applicable early tender premium set forth in the table above (the “Early Tender Premium” and, together with the Tender Offer Consideration, the “Total Consideration”). Holders of notes validly tendered after the Early Tender Date but before the Expiration Date and accepted for purchase will receive the applicable Tender Offer Consideration, but not the Early Tender Premium. All holders of notes who validly tender their notes on or before the Expiration Date and whose notes are accepted for purchase will receive the applicable consideration set forth in the table above, plus accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

If notes are validly tendered in the tender offer such that the aggregate principal amount tendered exceeds the Maximum Tender Amount, HDD Cayman will accept for purchase, up to the Maximum Tender Amount, notes in accordance with the Acceptance Priority Level (as set forth in the table above) in numerical priority order. HDD Cayman will apply the Maximum Tender Amount first to purchase the 7.75% Notes. To the extent any amounts remain in the Maximum Tender Amount after HDD Cayman purchases the 7.75% Notes, HDD Cayman will then apply the balance to purchase the 6.8% Notes, subject to proration, if applicable, based on the aggregate principal amount of the 6.8% Notes validly tendered, rounded down to the nearest integral multiple of $1,000.

Tenders of the notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 30, 2013, but may not be withdrawn thereafter except to the extent permitted by law.

The consummation of the tender offer is not conditioned upon any minimum amount of notes being tendered, but is conditioned upon the satisfaction or waiver of the conditions set forth in the Offer to Purchase, including closing of the unsecured notes offering.

Morgan Stanley is the sole dealer manager of the tender offer. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent. Persons with questions regarding the tender offer should contact Morgan Stanley at (toll-free) (800) 624-1808 or (collect) (212) 761-1057. Requests for copies of the Offer to Purchase, related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4300 or (collect) (212) 430-3774.

None of HDD Cayman or its affiliates, its board of directors, the dealer manager, the depositary and information agent or the trustee for the notes, makes any recommendation as to whether holders of the notes should tender or refrain from tendering the notes. This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is made only by the Offer to Purchase and the accompanying Letter of Transmittal. The tender offer is not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of HDD Cayman by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending March 29, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to:  the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2012, January 29, 2013 and May 1, 2013, Amendment No. 1 to our Quarterly Report on Form 10-Q filed with the SEC January 29, 2013 filed with the SEC on January 31, 2013 and our Annual Report on Form 10-K filed with the SEC on August 8, 2012, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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